  As filed with the Securities and Exchange Commission on June 17, 1999

                                                Registration No. 333-79689
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                              HOMESTORE.COM, INC.
            (Exact name of Registrant as specified in its charter)

      Delaware                     6531
   (State or other     (Primary Standard Industrial      95-4438337
   jurisdiction of        Classification Number)      (I.R.S. Employer
   incorporation or                                 Identification No.)
    organization)

                      225 West Hillcrest Drive, Suite 100
                        Thousand Oaks, California 91360
                                (805) 557-2300
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                ---------------
                                Stuart H. Wolff
               Chairman of the Board and Chief Executive Officer
                              HomeStore.com, Inc.
                      225 West Hillcrest Drive, Suite 100
                        Thousand Oaks, California 91360
                                (805) 557-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                  Copies to:
     Gordon K. Davidson, Esq.                  Jeffrey D. Saper, Esq.
    Laird H. Simons III, Esq.                   Kurt J. Berney, Esq.
     Jeffrey R. Vetter, Esq.                     Anil P. Patel, Esq.
       David A. Bell, Esq.                     WILSON SONSINI GOODRICH
    Andrew J. Schultheis, Esq.                     & ROSATI, P.C.
        FENWICK & WEST LLP                       650 Page Mill Road
       Two Palo Alto Square                  Palo Alto, California 94304
   Palo Alto, California 94306                     (650) 493-9300
          (650) 494-0600
                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                                ---------------
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
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
 Title of Each Class of    Proposed Maximum
    Securities to be      Aggregate Offering    Amount of
       Registered              Price(1)      Registration Fee
--------------------------------------------------------------------------------
Common Stock, $0.001 par
 value per share.......      $100,000,000       $27,800(2)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated pursuant to Rule 457(o) solely for the purpose of calculating the amount of the registration fee.

(2) Previously paid.
                               ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The following table sets forth the costs and expenses to be paid by HomeStore in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market filing fee.

      Securities and Exchange Commission registration fee............. $ 27,800
      NASD filing fee.................................................   10,500
      Nasdaq National Market initial listing fee......................    1,000
      Accounting fees and expenses....................................     *
      Legal fees and expenses.........................................     *
      Road show expenses..............................................     *
      Printing and engraving expenses.................................     *
      Blue sky fees and expenses......................................     *
      Transfer agent and registrar fees and expenses..................     *
      Miscellaneous...................................................     *
                                                                       --------
        Total......................................................... $
                                                                       ========

--------
* To be supplied by amendment.

Item 14. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

   As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

    . for any breach of the director's duty of loyalty to the Registrant or its stockholders,

    . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

    . under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

    . for any transaction from which the director derived an improper personal benefit.

   As permitted by the Delaware General Corporation Law, the Registrant's Bylaws provide that:

    . the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

    . the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

    . the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

    . the rights conferred in the Bylaws are not exclusive.

   The Registrant intends to enter into Indemnification Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

   Reference is also made to Section of the Underwriting Agreement, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant's Certificate of Incorporation, Bylaws and the Indemnity Agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

   The Registrant maintains directors' and officers' liability insurance and expects to obtain a rider to such coverage for securities matters.

   See also the undertakings set out in response to Item 17.

   Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

         Exhibit Document                                                Number
         ----------------                                                ------
      Underwriting Agreement (draft dated June    , 1999)...............   1.01
      Registrant's Amended and Restated Certificate of Incorporation....   3.01
      Registrant's Amended and Restated Bylaws..........................   3.03
      Second Amended and Restated NetSelect Stockholders' Agreement..... 4.02.1
      Form of Indemnity Agreement.......................................  10.01

Item 15. Recent Sales of Unregistered Securities.

   The following table sets forth information regarding all securities sold by the Registrant in the past three years.

                                                                         Aggregate
Class of                    Date          Title of         Number of     Purchase          Form of
Purchaser                  of Sale       Securities      Securities (1)    Price        Consideration
---------                 --------- -------------------- -------------  ----------- ---------------------
Sales by (Pre-InfoTouch-
NetSelect Merger)
NetSelect, Inc.
CDW Internet, L.L.C. ...  12/4/96   Class A Common Stock     472,940            236                  Cash

CDW Internet, L.L.C. ...  12/4/96   Class B Common Stock     232,940            116                  Cash

Allen & Co., CDW
 Internet, L.L.C., J.H.
 Whitney and Whitney      12/4/96-
 Equity Partners........  1/31/97   Series A Preferred     3,294,118    $ 4,677,648                  Cash

Michael N. Flannery,      12/12/96- Series B Preferred       705,882    $ 2,336,469              Cash and
 Daniel A. Koch and John  5/15/97                                                         cancellation of
 F. Petrick, Jr. .......                                                                     indebtedness

Jason Chapnik and Glen    3/31/97   Common Stock              58,764          -- --           Exchange of
 Graff..................                                                                        shares in
                                                                                          connection with
                                                                                    TouchTech acquisition

Broadview Partners
 Group, CDW Internet,
 L.L.C., GeoCapital IV,
 L.P., Ingleside
 Interests and Daniel A.  9/29/97-
 Koch...................  12/15/97  Series C Preferred     1,228,746    $ 4,497,210                  Cash

General Electric Capital  1/12/98   Series D Preferred     1,362,402    $10,000,031                  Cash
 Corporation............

                                                                                    Aggregate
Class of                    Date               Title of               Number of     Purchase        Form of
Purchaser                 of Sale             Securities            Securities (1)    Price      Consideration
---------                 -------- -------------------------------- -------------  ----------- -----------------
Roger Scommegna.........  3/31/98  Common Stock                         210,000         -- --        Exchange of
                                                                                                       shares in
                                                                                                 connection with
                                                                                                  The Enterprise
                                                                                                      of America
                                                                                                     Acquisition

AOL Warrants............  4/8/98   Warrant to purchase Common Stock     226,590                       As part of
                                                                                                     advertising
                                                                                                       agreement

Charles Ingrum, Fred
 White and R. Fred                                                                                     shares in
 White, III.............  7/7/98   Series E Preferred                   650,000         -- --        Exchange of
                                                                                                 connection with
                                                                                                       merger of
                                                                                                    National New
                                                                                                      Homes Co.,
                                                                                                 Inc., a wholly-
                                                                                                           owned
                                                                                                 subsidiary, and
                                                                                                     MultiSearch
                                                                                                 Solutions, Inc.

9 investors.............  8/21/98  Common Stock                       3,347,982    $10,579,623          Cash and
                                                                                                 cancellation of
                                                                                                    indebtedness

17 investors, including
 the NAR................  8/21/98  Series F Preferred                 3,328,098    $39,937,176          Cash and
                                                                                                 cancellation of
                                                                                                    indebtedness

Equipment Lease
 Warrants...............  1/11/99  Warrants to purchase                  10,000         -- --         As partial
                                   Series F Preferred                                              consideration
                                                                                                       for lease

Sales by InfoTouch, Inc.

Daniel A. Koch..........  11/25/96 Common Stock                          25,934    $    87,500              Cash

Michael S. Luther.......  11/25/96 Common Stock                          25,934    $    87,500              Cash

Nussbaum Family Trust...  11/25/96 Common Stock                          14,820    $    50,000              Cash

William Spazante........  11/25/96 Common Stock                           7,410    $    25,000              Cash

Employee option
 exercises, as a group..  8/16/98  Common Stock                         530,506    $   594,039          Cash and
                                                                                                promissory notes

Sales made in connection
with
NetSelect-InfoTouch
merger:

NetSelect Common Stock
 Shareholders...........  2/4/99   Common Stock                       4,992,978         -- --      Exchanged for
                                                                                                    Common Stock
                                                                                               of pre-NetSelect-
                                                                                                       InfoTouch
                                                                                                          merger
                                                                                                 NetSelect ("Old
                                                                                                     NetSelect")

NetSelect Series A
 Preferred
 Shareholders...........  2/4/99   Series A Preferred                 2,756,000         -- --      Exchanged for
                                                                                                        Series A
                                                                                                    Preferred of
                                                                                                    Old NetSelect

NetSelect Series B
 Preferred
 Shareholders...........  2/4/99   Series B Preferred                   380,676         -- --      Exchanged for
                                                                                                        Series B
                                                                                                    Preferred of
                                                                                                   Old NetSelect

NetSelect Series C
 Preferred
 Shareholders...........  2/4/99   Series C Preferred                 1,228,746         -- --      Exchanged for
                                                                                                        Series C
                                                                                                    Preferred of
                                                                                                    Old NetSelect

NetSelect Series D
 Preferred
 Shareholders...........  2/4/99   Series D Preferred                 1,362,402         -- --      Exchanged for
                                                                                                        Series D
                                                                                                    Preferred of
                                                                                                   Old NetSelect

                                                                       Aggregate
Class of                    Date         Title of         Number of     Purchase      Form of
Purchaser                  of Sale      Securities      Securities (1)   Price     Consideration
---------                 --------- ------------------- -------------  ---------- ----------------
NetSelect Series E
 Preferred
 Shareholders...........  2/4/99    Series E Preferred      650,000        -- --     Exchanged for
                                                                                          Series E
                                                                                      Preferred of
                                                                                     Old NetSelect

NetSelect Series F
 Preferred
 Shareholders...........  2/4/99    Series F Preferred    3,328,098        -- --     Exchanged for
                                                                                          Series F
                                                                                      Preferred of
                                                                                     Old NetSelect

Sales by (Post-
InfoTouch-NetSelect
Merger) NetSelect, Inc.

Broker Gold
 Shareholders, as a
 group..................  2/18/99   Common Stock            257,212    $2,012,032             Cash

Broker Gold
 Shareholders, as a
 group..................  2/18/99   Series F Preferred      192,788    $1,507,968             Cash

Broker Gold Warrants....            Warrant to purchase     143,326        -- --        As partial
                                    Common Stock                                     consideration
                                                                                  for data content
                                                                                        agreements

ATGF II.................  4/9/99    Series G Preferred      150,762    $7,516,993             Cash

Litton Master Trust.....  4/9/99    Series G Preferred       22,500    $1,121,850             Cash

James Stableford........  4/9/99    Series G Preferred        1,000    $   49,860             Cash

Anthony Ciulla..........  4/9/99    Series G Preferred        1,000    $   49,860             Cash

Ralph H. Cechettini 1995
 Trust..................  4/9/99    Series G Preferred        6,000    $  299,160             Cash

Pivotal Partners........  4/9/99    Series G Preferred       14,000    $  698,040             Cash

Marc Weiss..............  4/9/99    Series G Preferred        5,000    $  249,300             Cash

Dana Smith..............  4/9/99    Series G Preferred          300    $   14,958             Cash

Integral Capital
 Partners IV, L.P.......  4/9/99    Series G Preferred       99,828    $4,977,424             Cash

Integral Capital
 Partners IV MS Side
 Fund, L.P..............  4/9/99    Series G Preferred          453    $   22,587             Cash

Cox Interactive Media...  4/9/99    Series G Preferred       40,112    $1,999,984             Cash

Employee option
 exercises, as a group..  2/12/99-  Common Stock          1,909,216    $4,276,537         Cash and
                          4/30/99                                                       promissory
                                                                                             notes

Gold Alliance Warrants..  5/98-3/99 Warrant to purchase      83,752        -- --        As partial
                                    Common Stock                                     consideration
                                                                                  for data content
                                                                                        agreements

--------
(1) Each share of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock will convert automatically into two shares of common stock, respectively, upon the consummation of this offering.
(2) All sales of common stock made pursuant to the exercise of stock options were made in reliance on Rule 701 under the Securities Act or on Section 4(2) of the Securities Act.

   All other sales were made in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

Item 16. Exhibits and Financial Statement Schedules.

   (a) The following exhibits are filed herewith:

   Number                               Exhibit Title
   ------                               -------------
    1.01     Form of Underwriting Agreement (draft dated June    , 1999).(3)
    2.01     Agreement and Plan of Merger dated December 31, 1998, between
              NetSelect, Inc. and InfoTouch Corporation.
    2.02     Agreement and Plan of Reorganization dated June 20, 1998, among
              NetSelect, Inc., National New Homes Co., Inc., MultiSearch
              Solutions, Inc., Fred White, and R. Fred White III.
    2.03     Exchange Agreement dated March 31, 1998, among NetSelect, Inc.,
              The Enterprise of America, Ltd., and Roger Scommegna.
    2.04     Agreement and Plan of Reorganization/Merger between NetSelect,
              Inc. and SpringStreet.com.(1)
    3.01     Registrant's Amended and Restated Certificate of Incorporation
              dated April 8, 1999.(1)
    3.02     Registrant's Amended and Restated Certificate of Incorporation to
              be filed immediately after the closing of this offering.(3)
    3.03     Registrant's Amended (and Restated) Bylaws dated February 4,
              1999.(1)
    3.04     Registrant's Amended and Restated Bylaws to be filed immediately after the closing of this offering.(3)
    3.05.1   RealSelect, Inc.'s Certificate of Incorporation dated October 25,
              1996.
    3.05.2   RealSelect, Inc.'s Certificate of Amendment to Certificate of
              Incorporation dated November 25, 1996.(1)
    3.06     RealSelect, Inc.'s Bylaws dated November 26, 1996.
    4.01     Form of Specimen Certificate for Registrant's common stock.(3)
    4.02.1   NetSelect, Inc. Second Amended and Restated Stockholders Agreement
              dated January 28, 1999.
    4.02.2   Amendment No. 1 to NetSelect, Inc. Second Amended and Restated
              Stockholders Agreement dated January 28, 1999.
    5.01     Opinion of Fenwick & West LLP regarding legality of the securities being registered.(3)
   10.01     Form of Indemnity Agreement between Registrant and each of its directors and executive officers.
   10.02.01  Operating Agreement dated November 26, 1996, between REALTORS(R)
              Information Network, Inc. and RealSelect, Inc.
   10.02.1   Operating Agreement dated November 26, 1996, between REALTORS(R)
              Information Network, Inc. and RealSelect, Inc.
   10.02.2   First Amendment to Operating Agreement between REALTORS(R)
              Information Network, Inc. and RealSelect, Inc. dated December 27,
              1996.(1)
   10.02.3   Amendment No. 2 to Operating Agreement between REALTORS(R)
              Information Network, Inc. and RealSelect, Inc. dated May 28,
              1999.(1)
   10.03     Master Agreement dated November 26, 1996, among NetSelect, Inc.,
              NetSelect, L.L.C., RealSelect, Inc., CDW Internet, L.L.C.,
              Whitney Equity Partners, L.P., Allen & Co., InfoTouch
              Corporation, and REALTORS(R) Information Network, Inc.(1)
   10.04     Joint Ownership Agreement dated November 26, 1996, among the
              National Association of REALTORS(R), NetSelect, L.L.C., and
              NetSelect, Inc.
   10.05     Trademark License dated November 26, 1996, between the National
              Association of REALTORS(R) and RealSelect, Inc.
   10.06     Stock and Interest Purchase Agreement (NetSelect Series A and B
              Preferred) dated November 26, 1996, among NetSelect, Inc.,
              NetSelect L.L.C., and InfoTouch Corporation.
   10.07     GeoCapital IV, L.P. Subscription Agreement (NetSelect Series C
              Preferred) dated September 29, 1997.
   10.08     Broadview Partners Group Subscription Agreement (NetSelect Series
              C Preferred) dated September 29, 1997.

   Number                              Exhibit Title
   ------                              -------------
   10.09    Ingleside Interests Subscription Agreement (NetSelect Series C
             Preferred) dated September 29, 1997.
   10.10    Daniel Koch Subscription Agreement (NetSelect Series C Preferred)
             dated September 29, 1997.
   10.11    Whitney Equity Partners Subscription Agreement (NetSelect Series C
             Preferred) dated September 29, 1997.
   10.12    CDW Internet Subscription Agreement (NetSelect Series C Preferred)
             dated September 29, 1997.
   10.13    NetSelect Series D Preferred Stock Purchase Agreement dated January
             12, 1998.
   10.14    NetSelect Series F Preferred Stock Purchase Agreement dated August
             21, 1998.
   10.15    NetSelect Series G Preferred Stock Purchase Agreement dated April
             9, 1999.
   10.16    NetSelect, Inc. 1996 Stock Incentive Plan.
   10.17    NetSelect, Inc. 1999 Equity Incentive Plan.
   10.18    HomeStore.com, Inc. 1999 Stock Incentive Plan.(3)
   10.19    HomeStore.com, Inc. 1999 Employee Stock Purchase Plan.(3)
   10.20    InfoTouch Corporation 1994 Stock Incentive Plan.(1)
   10.21    Employment Agreement between NetSelect, Inc. and Stuart H. Wolff,
             Ph.D.
   10.22    Employment Agreement between NetSelect, Inc. and Richard Janssen.
   10.23    Employment Agreement between NetSelect, Inc. and Michael A.
             Buckman.
   10.24.1  Office Lease dated September 18, 1998 between RealSelect, Inc. and
             WHLNF Real Estate Limited Partnership for 225 West Hillcrest,
             Suite 100, Thousand Oaks, California
   10.24.2  First Amendment to Office Lease dated March 31, 1999 between
             RealSelect, Inc. and WHLNF Real Estate Limited Partnership for 225
             West Hillcrest, Suite 100, Thousand Oaks, California
   10.25    401(k) Plan.(1)
   10.26.1  Employment Agreement between NetSelect, Inc. and Peter Tafeen.(3)
   10.26.2  Amendment to Employment Contract between NetSelect, Inc. and
             Peter Tafeen.(3)
   10.27    Employment Agreement between NetSelect, Inc. and John M. Giesecke.
   10.28    Employment Agreement between NetSelect, Inc. and David Rosenblatt.
   10.29    Agreement dated August 21, 1998 among RealSelect, RIN, the NAR,
             NetSelect and NetSelect L.L.C.
   10.30    Agreement among NetSelect, Inc., RealSelect, Inc., RIN and NAR dated May 28, 1999.(1)
   10.31    Second Amended and Restated Interactive Marketing Agreement among
             RealSelect, Inc., NetSelect, Inc. and America Online, Inc. dated
             [     ].(3)
   10.32    Letter Agreement regarding rental site acquisition among the NAR,
             RIN and RealSelect, Inc. dated May 17, 1999.(1)(2)
   21.01    Subsidiaries of Registrant.
   23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).(3)
   23.02    Consent of PricewaterhouseCoopers LLP, independent accountants.
   23.03    Consent of PricewaterhouseCoopers LLP, independent accountants.
   23.04    Consent of PricewaterhouseCoopers LLP, independent accountants.
   23.05    Consent of PricewaterhouseCoopers LLP, independent accountants.
   23.06    Consent of PricewaterhouseCoopers LLP, independent accountants.
   23.07    Consent of Ernst & Young LLP, independent auditors
   24.01    Power of Attorney (see page II-8).
   27.01    Financial Data Schedule.

--------

Unless otherwise indicated, exhibits have previously been filed.

(1) Documents filed herewith.

(2) Certain information in these exhibits has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4),
    200.83 and 230.46.

(3) To be supplied by amendment.

    (b) Financial Statement Schedules

   Financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

   The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on the 17th day of June, 1999.

                                          HomeStore.com, Inc.


                                                /s/  Stuart H. Wolff
                                          By:__________________________________
                                                     Stuart H. Wolff
                                             Chairman of the Board and Chief
                                                    Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Stuart H. Wolff, Ph.D., John M. Giesecke, Jr. and David M. Rosenblatt, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
Principal Executive Officer:

     /s/   Stuart H. Wolff           Chairman of the Board, Chief    June 17, 1999
____________________________________ Executive Officer and
         Stuart H. Wolff             Director

Principal Financial Officer and
Principal Accounting Officer:


    /s/ John M. Giesecke, Jr.        Chief Financial Officer and     June 17, 1999
____________________________________ Secretary
      John M. Giesecke, Jr.

Additional Directors:


    /s/  Richard R. Janssen          Director                        June 17, 1999
____________________________________
        Richard R. Janssen

   /s/    Michael C. Brooks          Director                        June 17, 1999
____________________________________
         Michael C. Brooks

             Signature                           Title                    Date
             ---------                           -----                    ----

       /s/ James G. Brown            Director                        June 17, 1999
____________________________________
          James G. Brown

        /s/ L. John Doerr            Director                        June 17, 1999
____________________________________
           L. John Doerr

       /s/ Joe F. Hanauer            Director                        June 17, 1999
____________________________________
          Joe F. Hanauer

      /s/ William E. Kelvie          Director                        June 17, 1999
____________________________________
         William E. Kelvie

      /s/ Kenneth K. Klein           Director                        June 17, 1999
____________________________________
         Kenneth K. Klein

                                 EXHIBIT INDEX

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
   2.04   Agreement and Plan of Reorganization/Merger between NetSelect, Inc.
           and SpringStreet.com
   3.01   Registrant's Amended and Restated Certificate of Incorporation dated
           February 2, 1999.
   3.03   Registrant's Amended and Restated Bylaws dated February 4, 1999.
   3.05.2 RealSelect, Inc.'s Certificate of Amendment to Certificate of
           Incorporation dated November 25, 1996.
  10.02.2 First Amendment of Operating Agreement between REALTORS(R)
           Information Network, Inc. and RealSelect, Inc. dated December 27,
           1996.
  10.02.3 Amendment No. 2 to Operating Agreement between REALTORS(R)
           Information Network, Inc. and RealSelect, Inc. dated May 28, 1999.
  10.03   Master Agreement dated November 26, 1996, among NetSelect, Inc.,
           NetSelect, L.L.C., RealSelect, Inc., CDW Internet, L.L.C., Whitney
           Equity Partners, L.P., Allen & Co., InfoTouch Corporation, and
           REALTORS(R) Information Network, Inc.
  10.20   InfoTouch Corporation 1994 Stock Incentive Plan.
  10.25   401(k) Plan.
  10.30   Agreement among NetSelect, Inc., RealSelect, Inc., RIN and NAR dated
           May 28, 1999
  10.32   Letter Agreement regarding rental site acquisition among the NAR, RIN and RealSelect, Inc. dated May 17, 1999.